Exhibit 4.1

                             [Front of Certificate]

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     NUMBER               LAURIER INTERNATIONAL, INC.                 SHARES

-----------------                                                 --------------

                           AUTHORIZED: CORPORATE STOCK
                                PAR VALUE $.0001

THIS CERTIFIES THAT:

IS THE REGISTERED HOLDER OF

               Shares of Laurier International, Inc. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ K. Bracey                                         /s/ John Bracey
    Director                                              President
                                    [SEAL]


                              [Back of Certificate]

For value received, __________ hereby sell, assign and transfer unto ________________________ _______________________________ shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated, ____________________

                   _____________________________________________________________


In presence of

_____________________________________________________________